EXHIBIT 16

Yichien Yeh, CPA

21738 51st AVENUE OAKLAND GARDENS, NY 11364 TEL (646) 243-0425 FAX (646) 389-0987

September 24, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 24, 2015 of EMERALD DATA INC. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Yichien Yeh, CPA